UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2003

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA
(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

During its regular quarterly earnings conference call held on January 28, 2003, Novellus Systems, Inc. (the “Company”) made two comments for which clarification may be appropriate.

The first comment related to how many shares of the Company’s common stock were repurchased at what average price per share during the fourth quarter of fiscal year 2002. The Company repurchased a total of 3,044,600 shares of its common stock at an average price of $25.27 in fiscal year 2002, 110,000 shares of which were repurchased at an average price of $19.96 per share in the fourth quarter of 2002.

The second comment concerned the amount of order backlog attributable to products sold by SpeedFam-IPEC, Inc. (“SpeedFam-IPEC”). The backlog of orders at December 31, 2002 attributable to products sold by SpeedFam-IPEC was $4.1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

	By:	/s/ Kevin S. Royal Kevin S. Royal Vice President and Chief Financial Officer

Date: January 28, 2003